UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2010

Icagen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34217	56-1785001
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 350 Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 941-5206

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Icagen, Inc. (the “Company”) was held on June 3, 2010. At the annual meeting, the stockholders of the Company voted on the following proposals:

1. To elect the three Class III directors named in the Company’s proxy statement to serve for a term of three years. Each nominee for Class III director was elected by a vote of the stockholders as follows:

	For	Withheld	Broker Non-Votes

André L. Lamotte	22,752,541	447,696	8,633,097

Richard G. Morrison	23,006,865	193,372	8,633,097

P. Kay Wagoner	22,950,745	249,492	8,633,097

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010. The proposal was approved by a vote of stockholders as follows:

For	31,659,339

Against	119,440

Abstain	54,555

3. To approve an amendment to the Company’s restated certificate of incorporation, as amended, to effect a one-for-eight reverse stock split of the Company’s issued and outstanding shares of common stock and to fix on a post-split basis the number of authorized shares of common stock at 18,750,000 shares, such amendment to be effected prior to September 30, 2010 in the sole discretion of the Company’s board of directors without further approval or authorization of the Company’s stockholders. The proposal was approved by a vote of stockholders as follows:

For	30,984,331

Against	714,217

Abstain	134,783

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/S/ RICHARD D. KATZ
Date: June 7, 2010		Richard D. Katz
Executive Vice President, Finance and Corporate Development and Chief Financial Officer